EXHIBIT 10.2

FIFTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 5th day of November 2012 (“Closing Date”), but effective as of September 30, 2012, by and between SILICON VALLEY BANK (“Bank”) and WIRELESS RONIN TECHNOLOGIES, INC., a Minnesota corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 18, 2010 (as the same has and may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Tangible Net Worth covenant and make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to amend the Tangible Net Worth covenant and make certain other revisions to the Loan Agreement, all on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4 (Fees). Section 2.4(d) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line; provided, however, that for any calendar month in which the outstanding balance of the Revolving Line is greater than Five Hundred Thousand Dollars ($500,000) on each day in such calendar month, as determined by Bank, in it reasonable discretion, the Unused Revolving Line Facility Fee shall be Zero Dollars ($0) for such calendar month. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding, plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter if Credit of Reserve. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period;

2.2 Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Tangible Net Worth. A Tangible Net Worth of not less than the following amounts at the following times, which amounts shall be increased by the sum of (i) commencing with the quarter ending September 30, 2012 and each quarter thereafter, seventy-five percent (75%) of Borrower’s quarterly Net Income (without reduction for any losses) for such quarter, plus (ii) seventy-five percent (75%) of all proceeds received from the issuance of equity during such quarter and/or the principal amount of all Subordinated Debt incurred during such quarter; provided, however, the foregoing adjustment shall exclude gross proceeds of One Million Four Hundred Eight Thousand One Hundred Forty-Six Dollars ($1,408,146) received by Borrower from the issuance of equity raised on September 18, 2012.

Month Ending	Tangible Net Worth
September 30, 2012	$3,000,000
October 31, 2012	$2,500,000
November 30, 2012	$2,500,000
December 31, 2012	$2,500,000
January 31, 2013	$1,400,000
February 28, 2013	$1,400,000

Provided there are no outstanding Credit Extensions under the Revolving Line, the failure of Borrower to maintain the minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions (other than the Lease Letter of Credit) shall be made until Borrower maintains the minimum Tangible Net Worth set forth above, as determined by Bank, in its sole discretion.

3. Compliance Certificate. From and after the Closing Date, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

4. Limitation of Amendments.

4.1 The amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default, has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date and the First Loan Modification Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect except to the extent that the Borrower amended its bylaws effective October 27, 2011, such bylaws having been filed with the SEC at http://www.sec.gov/Archives/edgar/data/1356093/000095012311094400/c24019exv3.htm;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment of all Bank’s legal fees and expenses in connection with the preparation and negotiation of this Amendment and the other Loan Documents.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By: Name: Title:	/s/ Kimberly A. Stover Kimberly A. Stover Regional Manager

BORROWER

WIRELESS RONIN TECHNOLOGIES, INC.

By:	/s/ Darin P. McAreavey Darin P. McAreavey Senior Vice President and Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: WIRELESS RONIN TECHNOLOGIES, INC.

The undersigned authorized officer of Wireless Ronin Technologies, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 120 days	Yes No

10-Q, 10-K, and 8-K	Within 5 days after filing with SEC

A/R & A/P Agings, Inventory reports, Deferred revenue reports and general ledger	Weekly (Monthly within 15 days during a Streamline Period)	Yes No

Transaction Reports	Weekly (Monthly within 15 days during a Streamline Period) and with each request for a Credit Extension	Yes No

Board Projections	30 days prior to FYE and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual		Complies
Maintain at all times (certified monthly):

A Tangible Net Worth of not less than the following amounts at the following times, which amounts shall be increased by the sum of (i) commencing with the quarter ending September 30, 2012 and each quarter thereafter, seventy-five percent (75%) of Borrower’s quarterly Net Income (without reduction for any losses) for such quarter, plus (ii) seventy-five percent (75%) of all proceeds received from the issuance of equity during such quarter and/or the principal amount of all Subordinated Debt incurred during such quarter; provided, however, the foregoing adjustment shall exclude gross proceeds of One Million Four Hundred Eight Thousand One Hundred Forty-Six Dollars ($1,408,146) received by Borrower from the issuance of equity raised on September 18, 2012.

September 30, 2012	$3,000,000	$	______	Yes No

October 31, 2012	$2,500,000	$	______	Yes No

November 30, 2012	$2,500,000	$	______	Yes No

December 31, 2012	$2,500,000	$	______	Yes No

January 31, 2013	$1,400,000	$	______	Yes No

February 28, 2013	$1,400,000	$	______	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

WIRELESS RONIN TECHNOLOGIES, INC		BANK USE ONLY

By		Received by:
	Darin P. McAreavey, Chief Financial Officer	AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I. Tangible Net Worth (Section 6.9(a))

Required:	A Tangible Net Worth of not less than the following amounts at the following times, which amounts shall be increased by the sum of (i) commencing with the quarter ending September 30, 2012 and each quarter thereafter, seventy-five percent (75%) of Borrower’s quarterly Net Income (without reduction for any losses) for such quarter, plus (ii) seventy-five percent (75%) of all proceeds received from the issuance of equity during such quarter and/or the principal amount of all Subordinated Debt incurred during such quarter; provided, however, the foregoing adjustment shall exclude gross proceeds of One Million Four Hundred Eight Thousand One Hundred Forty-Six Dollars ($1,408,146) received by Borrower from the issuance of equity raised on September 18, 2012.

Month Ending	Tangible Net Worth
September 30, 2012	$3,000,000
October 31, 2012	$2,500,000
November 30, 2012	$2,500,000
December 31, 2012	$2,500,000
January 31, 2013	$1,400,000
February 28, 2013	$1,400,000

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$	______

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$	______

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$	______

D.	Aggregate value of notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates of Borrower and its Subsidiaries	$	______

E.	Aggregate value of any reserves not already deducted from assets	$	______

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness but excluding all other Subordinated Debt	$	______

G.	Value of line A, minus line B, minus line C, minus line D, minus line E, minus line F)	$	______

Is line G equal to or greater than the required amount set forth above?

No, not in compliance	Yes, in compliance

Provided there are no outstanding Credit Extensions under the Revolving Line, the failure of Borrower to maintain the minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions (other than the Lease Letter of Credit) shall be made until Borrower maintains the minimum Tangible Net Worth set forth above, as determined by Bank, in its sole discretion.